UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
Motorcar Parts of America, Inc.

(Exact name of registrant as specified in its charter)

New York	11-2153962

(State of incorporation or organization)	(IRS Employer Identification No.)

2929 California Street, Torrance, CA	90503

(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, par value $0.01 par share	NASDAQ Global Market

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒
If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
Securities Act registration statement file number to which this form relates:
Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.
     The description of the securities of Motorcar Parts of America, Inc. (the “Company”) contained under the heading “Description of Securities to Be Registered” in the Company’s Registration Statement of Form S-1 (Registration No. 333-144887), initially filed with the Securities and Exchange Commission on July 26, 2007, and as amended from time to time thereafter, as well as in any prospectus or prospectus supplement that constitutes a part thereof and is filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, is hereby incorporated herein by reference.
Item 2. Exhibits.
     Not Applicable.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.
Dated: November 30, 2007

MOTORCAR PARTS OF AMERICA, INC.

By:	/s/ Michael M. Umansky
	Name:	Michael M. Umansky
Its: Vice President and General Counsel

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